UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Laird Superfood, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-1589788
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

275 W. Lundgren Mill Drive Sisters, Oregon	97759
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-248513.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to Be Registered.

A description of the common stock, $0.001 par value per share, of Laird Superfood, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is set forth under the section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-248513), originally filed with the Securities and Exchange Commission on August 31, 2020, as subsequently amended, and is hereby incorporated herein by reference. The description of the common stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 18, 2020	LAIRD SUPERFOOD, INC.

	By:	/s/ Paul W. Hodge Jr.
	Name:	Paul W. Hodge Jr.
	Title:	President and Chief Executive Officer